CLIFFORD CHANCE LLP

Draft Date: 6 February 2014

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

PORTUGAL TELECOM, SGPS, S.A.

PT COMUNICAÇÕES, S.A.

OI S.A.

AND

CITICORP TRUSTEE COMPANY LIMITED

SECOND SUPPLEMENTAL TRUST DEED

RELATING TO A TRUST DEED DATED 28 AUGUST

2007 IN RESPECT OF

€750,000,000

4.125% EXCHANGEABLE BONDS DUE 2014

THIS SECOND SUPPLEMENTAL TRUST DEED is made on [•] 2014

BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and whose registered office is a Naritaweg 165, 1043 BW Amsterdam (the “Issuer”);

(2)                                 PT COMUNICAÇÕES, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Rua Andrade Corvo 6, 1050-009, Lisboa (“PTC”);

(3)                                 PORTUGAL TELECOM, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Av. Fontes Pereira de Melo, no. 40, 1069 - 300 Lisboa (“PT”);

(4)                                 OI S.A., a company organised under the laws of the Federative Republic of Brazil, whose registered office is at Rua do Lavradio 71, 2nd Floor, Downtown, Rio de Janeiro, State of Rio de Janeiro, as guarantor of the Bonds (the “Guarantor”); and

(5)                                 CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, whose registered office is at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, as Trustee (the “Trustee”).

WHEREAS:

(A)                               The Issuer, PT, PTC and the Trustee, amongst others, entered into a trust deed (the “Trust Deed”) dated 28 August 2007 constituting €750,000,000 4.125% Exchangeable Bonds due 2014 issued by the Issuer (the “Bonds”).

(B)                               By a first supplemental trust deed (the “First Supplemental Trust Deed”) dated 31 January 2014, the Issuer, PT, PTC and the Trustee, amongst others, agreed to make certain amendments to the Trust Deed to correct the manifest error that was the omission of the voting majority from Schedule 3 (Provisions for Meetings of Bondholders) to the Trust Deed required for the passing of an Extraordinary Resolution. The Trust Deed as amended by the First Supplemental Deed is referred to herein as the “Principal Trust Deed”.

(C)                               On 1 October 2013, PT and the Guarantor signed a memorandum of understanding setting out the basis for a proposed merger, which will involve the business combination of, inter alios, PT, the Guarantor and Telemar Participações S.A. (“TmarPart”) into a single Brazilian incorporated listed entity. Upon consummation of the transactions pursuant to which PT’s operating assets are contributed to the Guarantor, including a capital increase by the Guarantor (the “Capital Increase”), (i) all of the existing liabilities and obligations of each of PT and PTC under the Keep Well Agreements (as defined below) will be discharged, (ii) the Bonds will have the benefit of the Guarantee (as defined herein) from the Guarantor and (iii) the Exchange Rights (as defined in the Conditions) will be amended to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the

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completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination (as defined below), a cash amount referable to ordinary shares of PT; and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart in place of receiving ordinary shares of PT, subject as provided herein.

(D)                               The Bondholders have waived any and all of the Events of Default and Potential Events of Default that have been triggered or may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination by an Extraordinary Resolution passed by the Bondholders on [•] 2014 (the “Extraordinary Resolution”).

(E)                                The Extraordinary Resolution, inter alia, consented to the modification of the Principal Trust Deed and, subject to the satisfaction of all Conditions Precedent (as defined below) set forth herein, authorised and directed the Trustee to concur in such modification to the Principal Trust Deed in respect of the Bonds and the Keep Well Agreements as necessary and to execute this second supplemental trust deed (as amended, supplemented and/or novated from time to time, the “Second Supplemental Trust Deed”), in order to (i) release PT and PTC as Keep Well Providers in respect of the Bonds, subject as provided herein; (ii) provide for the Guarantor to accede to the Principal Trust Deed and guarantee the Bonds; and (iii) amend the Exchange Rights to provide that any holder exercising its Exchange Right will receive (a) from (and including) the date of the completion of the Capital Increase up to (but excluding) the date of the completion of the Business Combination, a cash amount referable to ordinary shares of PT; and (b) from (and including) the date of completion of the Business Combination, a cash amount referable to ordinary shares of TmarPart in place of receiving ordinary shares of PT, in each case on the terms and subject to the conditions of this Second Supplemental Trust Deed. The Principal Trust Deed as amended by this Second Supplemental Trust Deed is referred to herein as the “Current Trust Deed”.

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSETH and it is hereby agreed and declared as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               All words and expressions defined in the Principal Trust Deed shall where the context so requires and admits have the same meaning in this Second Supplemental Trust Deed and the principles of interpretation specified in Clause 1 of the Principal Trust Deed shall where the context so requires and admits also apply to this Second Supplemental Trust Deed. In addition, in this Second Supplemental Trust Deed the following expressions have the following meanings:

“Business Combination” means the consummation of the merger (fusão por incorporação) of PT with and into TmarPart, with TmarPart as the surviving company. The consummation of the merger will occur at the time of the definitive registration of the merger with the Commercial Registry Office of Lisbon and with the Junta Comercial do Estado do Rio de Janeiro, following the resolution of the general meetings of shareholders of both PT and TmarPart;

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“Conditions Precedent” means the conditions precedent set out in Clause 3.1 (Conditions Precedent);

“Effective Time” means the day on which the Trustee gives the notification under Clause 3.2 (Satisfaction of Conditions Precedent);

“Guarantee” means the guarantee given by the Guarantor set out in Clause [10] of the Current Trust Deed set out in Schedule 1 below; and

“Keep Well Agreements” mean the keep well agreement dated 28 August 2007 between the Issuer and PT and the keep well agreement dated 28 August 2007 between the Issuer and PTC, and “Keep Well Agreement” means either one of them as the context may require.

2.                                      AMENDMENT AND RESTATEMENT

2.1                               The Principal Trust Deed, with effect from the Effective Time and subject to all Conditions Precedent having been satisfied, shall stand amended and restated in the form set out in Schedule 1.

2.2                               The Terms and Conditions of the Bonds, as set out in Schedule 1 to the Principal Trust Deed, with effect from the Effective Time and subject to all Conditions Precedent having been satisfied, shall be deleted in their entirety and replaced with the Terms and Conditions of the Bonds set out in Schedule 1 hereto.

2.3                               This Second Supplemental Trust Deed is supplemental to the Principal Trust Deed.

3.                                      CONDITIONS PRECEDENT

3.1                               Conditions Precedent: Prior to the Effective Time, the Trustee shall have received in electronic or hard copy:

3.1.1                     a certificate signed by two Directors of the Issuer, substantially in the form set out in Schedule 2 (Forms of Directors’ Certificate)(1);

3.1.2                     a certificate signed by two Directors of the Guarantor, substantially in the form set out in Schedule 2 (Forms of Directors’ Certificate)(2);

3.1.3                     a signed copy of the supplemental agency agreement (the “Supplemental Agency Agreement”) providing for the accession of the Guarantor to the Agency Agreement;

3.1.4                     a legal opinion from English counsel covering, inter alia, the valid, legally binding and enforceable nature of the Current Trust Deed as amended and

(1)       Certificate to confirm, among other things, completion of the Capital Increase; that the Issuer is solvent at the Effective Time, that there has been no default and an acknowledgement of amended Ts&Cs.

(2)       Certificate to confirm, among other things, completion of the Capital Increase; that the Guarantor is solvent at the Effective Time, that there has been no default and an acknowledgement of amended Ts&Cs including the guarantee.

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restated by this Second Supplemental Trust Deed and the Supplemental Agency Agreement;

3.1.5                     a legal opinion from Dutch counsel covering the capacity, authorisation and incorporation of the Issuer; and

3.1.6                     a legal opinion from Brazilian counsel covering the capacity, authorisation and incorporation of the Guarantor; and

3.1.7                     a certificate from Lucid Issuer Services Limited setting out (i) the number of votes received from the holders of the Bonds in favour of the Extraordinary Resolution; and (ii) a confirmation that the requisite consent was thereby achieved to pass the Extraordinary Resolution.

3.2                               Satisfaction of Conditions Precedent: The Trustee shall notify the parties hereto (which notification may be made by email or other written correspondence) on the day on which it has received all of the Conditions Precedent referred to in Clause 3.1 (Conditions Precedent) that all such documents have been received.

4.                                     RELEASE OF PT AND PTC

The parties hereto hereby agree that (i) with effect from the Effective Time, all rights, obligations and liabilities of PTC, and (ii) with effect from the date of the completion of the Business Combination, all rights, obligations and liabilities of PT, under the Current Trust Deed in relation to the Bonds shall be novated and assumed by the Guarantor including, but without limiting the generality of the foregoing, the obligation to pay all amounts payable under or pursuant to the Current Trust Deed (including, without limitation, in respect of the Bonds) accrued up to and including the date hereof but unpaid and, accordingly, with effect on and from the Effective Time, in the case of PTC, and the date of the completion of the Business Combination, in the case of PT, each of PTC and PT shall cease to have all such rights, obligations and liabilities, and is hereby discharged from all such obligations and liabilities as are hereby stated to be novated and assumed by the Guarantor.

5.                                      RELEASE OF KEEP WELL PROVIDERS

Each of the Trustee, the Issuer, PT and PTC hereby agrees that with effect from the Effective Time both Keep Well Agreements shall be terminated and, accordingly, each of PT and PTC, as applicable, shall be unconditionally released and discharged from their respective obligations as Keep Well Providers under the Keep Well Agreements.

6.                                      COSTS AND EXPENSES

The Issuer and the Guarantor shall, from time to time on demand of the Trustee, reimburse the Trustee for all properly incurred costs, expenses and Liabilities (as defined herein), including, without limitation, legal fees and expenses properly incurred by it in connection with the negotiation, preparation and execution or purported execution of this Second Supplemental Trust Deed and the Supplemental

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Agency Agreement and the completion of the matters herein and therein contemplated.

7.                                      FURTHER ASSURANCE

The Issuer and the Guarantor jointly and severally undertake to the Trustee to execute all such other documents and comply with all such other requirements to effect the amendments contemplated hereby and any other matter incidental thereto as the Trustee may direct in the interests of the Bondholders.

8.                                      NOTICES

8.1                               A memorandum of this Second Supplemental Trust Deed shall be attached to the original of the Principal Trust Deed by the Trustee and to the duplicate thereof by the Issuer, PT, PTC and the Guarantor.

8.2                               The Issuer shall, as soon as practicable and not later than 14 days after the amendment and restatement set out in Clause 2 (Amendment and Restatement) becomes effective, give notice of the execution of this Second Supplemental Trust Deed to the Bondholders in accordance with Condition 17 (Notices).

9.                                      COUNTERPARTS

This Second Supplemental Trust Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.  This Second Supplemental Trust Deed shall not come into effect until each party has executed and delivered at least one counterpart.

10.                               GOVERNING LAW AND JURISDICTION

10.1                        This Second Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

10.2                        Clause 23 (Governing Law and Jurisdiction) of the Principal Trust Deed shall apply, mutatis mutandis, to this Second Supplemental Trust Deed.

11.                               THIRD PARTY RIGHTS

A person who is not party to this Second Supplemental Trust Deed may not enforce any terms of this Second Supplemental Trust Deed under the Contract (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any third party which exists or is available apart from that Act.

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IN WITNESS WHEREOF this Second Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the day first before written.

EXECUTED as deed by
PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

acting by
acting under the authority of that company in the
presence of:

Witness’s Name:
Address:
Occupation:

EXECUTED as a deed by
PORTUGAL TELECOM, SGPS, S.A.

acting by
acting under the authority of that
company in the presence of:

Witness’s Name:
Address:
Occupation:

EXECUTED as a deed by
PT COMUNICAÇÕES, S.A.

acting by
acting under the authority of that
company in the presence of:

Witness’s Name:
Address:
Occupation:

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EXECUTED as a deed by
OI S.A.

acting by
acting under the authority of that
company in the presence of:

Witness’s Name:
Address:
Occupation:

EXECUTED as a deed by
CITICORP TRUSTEE COMPANY LIMITED

acting by

and

Director:

Director/Secretary

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SCHEDULE 1

AMENDED AND RESTATED PRINCIPAL TRUST DEED

TRUST DEED

28 AUGUST 2007

constituting €750,000,000

4.125%

Exchangeable Bonds due 2014

PORTUGAL TELECOM INTERNATIONAL FIANNCE B.V.

and

OI S.A.

and

CITICORP TRUSTEE COMPANY LIMITED

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THIS TRUST DEED is made on 28 August 2007 (as further modified and restated on [•]) 2014 BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and whose registered office is a Naritaweg 165, 1043 BW Amsterdam (the “Issuer”);

(2)                                 PORTUGAL TELECOM, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Av. Fontes Pereira de Melo, no. 40, 1069 - 300 Lisboa (“PT”);

(3)                                 OI S.A., a company organised under the laws of the Federative Republic of Brazil, whose registered office is at Rua do Lavradio 71, 2nd Floor, Downtown, Rio de Janeiro, State of Rio de Janeiro, as guarantor of the Bonds (the “Guarantor”); and

(4)                                 CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, whose registered office is at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, as Trustee (the “Trustee”, which expression, where the context so admits, includes any other trustee for the time being of this Trust Deed).

BACKGROUND:

(A)                               The Issuer, incorporated in the Netherlands, has authorised the issue of €750,000,000 4.125% Exchangeable Bonds due 2014 to be constituted by this Trust Deed (as described below) and the Guarantor has authorised its guarantee of the Bonds pursuant to a board resolution dated [•].

(B)                               The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1.                                      INTERPRETATION

1.1                               Definitions

Expressions defined in the Conditions, unless otherwise defined in the main body of this Trust Deed, have the meanings given to them in the Conditions. In addition, the following terms and expressions have the following meanings:

“Agency Agreement” means the agreement referred to as such in the Conditions, as altered from time to time, and includes any other agreements approved in writing by the Trustee appointing Successor Agents or altering any such agreements;

“Agents” means the Registrar, the Principal Paying Agent, the Principal Transfer and Exchange Agent, the other Paying, Transfer and Exchange Agents or any of them;

“Bondholder” and (in relation to a Bond) “holder” means a person in whose name a Bond is registered in the register of Bondholders;

“Bonds” means the 4.125% Exchangeable Bonds due 2014 constituted by this Trust Deed and for the time being outstanding (being on the date hereof €750,000,000 in principal amount) or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to Condition 12 and (except for the purposes of Clauses 3.1 and 3.2) the Global Bond;

“Certificate” means a definitive certificate, in or substantially in the form set out in Schedule 1, issued in the name of the holder of one or more Bonds and evidencing the registration of the name of such holder in the Register, and includes any replacement certificate issued pursuant to Condition 12;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means the terms and conditions set out in Schedule 1 as from time to time modified in accordance with this Trust Deed and, with respect to any Bonds represented by the Global Bond, as modified by the provisions of the Global Bond, as the case may be. Any reference to a particularly numbered Condition shall be construed accordingly;

“Director” means a director of the Issuer or, as the case may be, PT or the Guarantor;

“Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Bonds would, subject only to notice by the Trustee as therein provided, become immediately due and payable;

“Extraordinary Resolution” has the meaning set out in Schedule 3;

“Global Bond” means the global bond representing the Bonds substantially in the form set out in Schedule 2 and Global Bonds shall be construed accordingly;

“Guarantee” means the guarantee given by the Guarantor set out in Clause 10 below;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis except where otherwise provided herein;

“Material Subsidiary” has the meaning set out in the Conditions;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which the date for redemption has occurred and the redemption moneys (including any interest payable under the Conditions after the date for such redemption) have been duly paid to the Trustee or to the Principal Paying Agent as provided in Clause 2 and remain available for payment against surrender of Certificates, (c) those in respect of which claims have become void, (d) those which have been purchased and cancelled as provided in the Conditions, (e) those represented by mutilated or defaced Certificates which have been surrendered in exchange for replacement Certificates, (f) those represented by Certificates alleged to have been lost, stolen or destroyed and in respect of which replacement Certificates have been issued, (g) the Global Bond to the extent that it shall have been exchanged for Certificates pursuant to its provisions and (h) those in respect of which Exchange Rights have been duly exercised, provided that for the purposes of (i) ascertaining the right to attend and vote at any meeting of the Bondholders, (ii) the determination of how many Bonds are outstanding for the purposes of the Conditions and Schedule 3, (iii) the exercise of any discretion, power or authority which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the Bondholders and (iv) the certification (where relevant) by the Trustee as to whether any event, circumstances or matter is in its opinion materially prejudicial to the interests of the Bondholders, those Bonds which are beneficially held by or on behalf of the Issuer, the Guarantor, PT or any Subsidiary of PT or the Guarantor and not cancelled shall (unless no longer so held) be deemed not to remain outstanding;

“Paying Agents” means the banks (including the Principal Paying Agent) referred to as such in the Conditions or any Successor Paying Agents in each case at their respective specified offices;

“Paying, Transfer and Exchange Agents” means the Paying Agents and the Transfer and Exchange Agents;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

“Principal Paying Agent” means the bank named as such in the Conditions or any Successor Principal Paying, Transfer and Exchange Agent, in each case at its specified office;

“Principal Transfer and Exchange Agent” means the bank named as such in the Conditions or any Successor Principal Transfer and Exchange Agent, in each case at its specified office;

“Registrar” means the bank referred to as such in the Conditions or any Successor Registrar, in each case at its specified office; specified office means, in relation to the Registrar or a Paying, Transfer and Exchange Agent, the office identified with its name at the end of the Conditions or any other office approved by the Trustee and notified to Bondholders pursuant to the Conditions;

“Stock Exchange” means the EuroMTF Market of the Luxembourg Stock Exchange or any other or further stock exchange(s) on which the Bonds may from time to time be listed;

“Subsidiary” has the meaning given to it in the Conditions;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the written approval of, and on terms approved in writing by, the Trustee and notice of whose appointment is given to Bondholders pursuant to Clause 9(m);

“this Trust Deed” means this Trust Deed (as from time to time altered in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed;

“Transfer and Exchange Agents” means the banks (including the Principal Transfer and Exchange Agent) referred to as such in the Conditions or any Successor Transfer and Exchange Agents, in each case at its specified office;

trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees; and

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 or Great Britain.

1.2                               Construction of Certain References

References to:

(a)                                 costs, charges, remuneration or expenses include any value added, turnover or similar tax charged in respect thereof;

(b)                                 euro and € are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union and the Treaty of Amsterdam;

(c)                                  an action, remedy or method of judicial proceedings for the enforcement of creditors’ rights include references to the action, remedy or method of judicial proceedings in jurisdictions other than England as shall most nearly approximate thereto;

(d)                                 the compliance by the Trustee with a test or reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the Bondholders as a class; and

(e)                                  guarantees or an obligation being guaranteed shall include, respectively, references to indemnities or to an indemnity being given in respect thereof.

1.3                               Headings

Headings shall be ignored in construing this Trust Deed.

1.4                               Schedules

The Schedules are part of this Trust Deed and have effect accordingly.

1.5                               Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, except to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

2.                                      AMOUNT OF THE BONDS AND COVENANT TO PAY

2.1                               Amount of the Bonds

The aggregate principal amount of the Bonds is limited to an amount not exceeding €750,000,000.

2.2                               Covenant to pay

The Issuer will on any date when the Bonds become due to be redeemed or any other amount payable in respect of the exercise of Exchange Rights or in respect of the Bonds is payable unconditionally pay to or to the order of the Trustee in same day funds the principal amount of the Bonds becoming due for redemption or to be repaid on that date together with any other amount as may be payable in respect of the Bonds and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay to or to the order of the Trustee interest on the principal amount of the Bonds as set out in the Conditions provided that (a) payment of any sum due in respect of the Bonds made to the Principal Paying Agent as provided in the Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions, (b) a payment made after the due date or after accelerated maturity following an Event of Default pursuant to Condition 9 will be deemed to have been made when the full amount due has been received by the Principal Paying Agent or the Trustee and notice to that effect has been given to the Bondholders (if required under Clause 9(k)), except to the extent that there is failure in its subsequent payment to the relevant Bondholders under the Conditions. The Trustee will hold the benefit of this covenant on trust for the Bondholders.

2.3                               Discharge

Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to that extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4                               Payment after a Default

At any time after an Event of Default or a Potential Event of Default has occurred, the Trustee may:

(a)                                 on demand in writing to the Issuer, the Guarantor and the Agents, require the Agents, until notified by the Trustee to the contrary, so far as permitted by applicable law:

(i)                                     to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in respect of the Bonds on the terms of this Trust Deed and available for the purpose) and thereafter to hold all Bonds and Certificates and all moneys, documents and records held by them in respect of the Bonds to the order of the Trustee; and/or

(ii)                                  to deliver all Bonds, all Certificates and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such demand; and

(b)                                 on demand in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Bonds to or to the order of the Trustee and not to the Principal Paying Agent.

At such time as the Trustee shall be satisfied that no Event of Default or Potential Event of Default is continuing the Trustee shall by notice in writing to the Issuer, the Guarantor and the Agents pursuant to the Agency Agreement withdraw any notice given pursuant to this Clause 2.4 whereupon any such notice shall cease to apply.

3.                                      FORM OF THE BONDS

3.1                               The Global Bond

On issue of the Bonds, the Global Bond will be issued representing the aggregate principal amount of the Bonds and the Issuer shall procure that the appropriate entries be made in the register of Bondholders by the Registrar to reflect the issue of the Bonds. The Global Bond will be delivered to and registered in the name of a common depositary for Euroclear and Clearstream, Luxembourg or its nominee.

3.2                               Certificates

Certificates, if issued, will be delivered upon exchange of the Global Bond as provided therein.  Certificates may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements.

3.3                               Form

Certificates and the Global Bond will be in or substantially in the respective forms set out in Schedule 1 and Schedule 2 of this Trust Deed. Certificates will be endorsed with the Conditions.

3.4                               Signature

The Global Bond and Certificates will be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the issuer and any Certificates will be authenticated by or on behalf of the Registrar. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is duly authorised by the Issuer even if at the time of issue of any Bonds he may have ceased for any reason to be so authorised. Certificates so executed and authenticated will be valid evidence of binding and valid obligations of the Issuer.

4.                                      STAMP DUTIES AND TAXES

4.1                               Stamp Duties

Subject to Condition 4.3, the Issuer will pay any stamp, issue, documentary, transfer and registration taxes and duties or other taxes and duties equivalent thereto, including interest and penalties, payable in the Netherlands, the United Kingdom, Portugal, Luxembourg, the Federative Republic of Brazil or the Kingdom of Belgium in respect of the creation, issue and offering of the Bonds and the execution or delivery of this Trust Deed. The Issuer will also pay all stamp, issue, documentary, transfer and registration or other taxes payable in any jurisdiction in connection with any action taken by or on behalf of the Trustee or, as the case may be, the Bondholders (where permitted or required under this Trust Deed to take any such action) to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, this Trust Deed or the Bonds.

5.                                      APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

5.1                               Declaration of Trust

All moneys received by the Trustee in respect of the Bonds or amounts payable under this Trust Deed (including any moneys which represent principal or interest in respect of Bonds the claims in respect of which have become void under Condition 11) will, despite any appropriation of all or part of them by the Issuer, be held by the Trustee on trust to apply them (subject to Clause 5.2):

(a)                                 first, in payment of all amounts then due and unpaid under Clause 2 to the Trustee and/or any Appointee;

(b)                                 secondly, in payment of any amounts owing in respect of the Bonds pari passu and rateably; and

(c)                                  thirdly, in payment of any balance to the Issuer (without prejudice to, or liability in respect of, any operation as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantor and any other person).

Without prejudice to the provisions of this Clause 5.1, if the Trustee shall hold any moneys which represent principal or interest in respect of the Bonds which have become void or in respect of which claims have become prescribed, the Trustee shall hold such moneys on the above trusts.

5.2                               Accumulation

The Trustee may at its discretion and pending payment invest moneys at any time available for the payment of principal and interest on the Bonds, if the amount of such moneys is less than 10% of the principal amount of the Bonds then outstanding, for such periods as it may consider expedient with power from time to time at the like discretion to vary such investments. The accumulated investments and all interest and other means deriving therefrom shall be applied under this Clause 5.

5.3                               Investment

Moneys held by the Trustee may be invested in its name or under its control in any investments or other assets anywhere whether or not they produce income or deposited in its name or under its control at such bank or other financial institution in such currency as the Trustee may, in its absolute discretion, think fit. If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible for any resulting loss, whether by depreciation in value, change in exchange rates or otherwise.

6.                                      COVENANT TO COMPLY WITH PROVISIONS

Each of the Issuer, the Guarantor and PT hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are binding on it.  The Conditions shall be binding on the Issuer, the Guarantor, PT and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer, the Guarantor and PT under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed. The Trustee shall also be entitled to exercise the powers and discretions expressed to be conferred on it by the Bonds and the Conditions as if the same were set out and contained in this Trust Deed. This Trust Deed shall be read and construed as one document with the Bonds.

7.                                      EXCHANGE

7.1                               Rights of Exchange

The holder of each Bond will have the right to redeem such Bond for a Cash Settlement Amount (as defined in the Conditions) at any time during the Exchange Period as provided in the Conditions. Payment of the Cash Settlement Amount upon an exercise of Exchange Rights with respect to a Bond and performance by each of the Issuer, the Guarantor and PT of its obligations in respect of such exercise shall satisfy and constitute a discharge of the Issuer’s, the Guarantor’s and PT’s obligations in respect of such Bond.

7.2                               Adjustment to Exchange Price

The Exchange Price shall be adjusted in accordance with Conditions 6.2 and 6.3.

7.3                               Decision of Independent Financial Adviser

If any doubt shall arise as to whether an adjustment is to be made to the Exchange Price or as to the appropriate adjustment to the Exchange Price, and following consultation between the Issuer and an Independent Financial Adviser, a written opinion of such Independent Financial Adviser shall be conclusive and binding on all concerned, save in the case of manifest error.

7.4                               Selection of Independent Financial Adviser

If the Issuer fails to select an Independent Financial Adviser when required to do so for the purposes of the Conditions and such failure continues for a reasonable period (as determined by the Trustee) and the Trustee is indemnified to its satisfaction against the costs, fees and expenses of such adviser, the Trustee shall be entitled at the expense of the Issuer to select such adviser following consultation with the Issuer.

8.                                      COVENANTS RELATING TO EXCHANGE RIGHTS

8.1                               The Issuer hereby undertakes to and covenants with the Trustee that it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders to give such approval, observe all its obligations under the Conditions and this Trust Deed with respect to Exchange Rights and in addition it shall (save as aforesaid):

(a)                                 Payment of the Cash Settlement Amount

comply with its obligations to procure the payment of the Cash Settlement Amount in accordance with the instructions set out in any Exchange Notice on exercise of Exchange Rights in accordance with this Trust Deed, the Conditions and the Agency Agreement.

(b)                                 Changes to the Exchange Rights

on each occasion that the Exchange Price falls to be adjusted in accordance with the Conditions or a calculation or valuation falls to be made in respect thereof, and at any other time at the request of the Trustee, forthwith determine (or cause to be determined) the Exchange Price and, as soon as reasonably practicable thereafter, notify the Trustee (by way of a certificate signed by two Directors of the Issuer) and the Bondholders in accordance with this Trust Deed and the Conditions of any adjustment to the Exchange Price, including, but not limited to, the circumstances requiring such change or adjustment, details of the Cash Settlement Amount which, following such change, each holder of a Bond in a principal amount of €50,000 will be entitled to receive upon exercise of Exchange Rights, and the date from which it shall become, or became, effective and such other or further information as the Trustee may from time to time reasonably request; and

(c)                                  Notices relating to Exchange Rights

in the circumstances described in Clause 8.1(b), send or procure to be sent to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer) two copies of all notices, statements and circulars which are received by it in connection with its interest in the Ordinary Shares and which contain information having or which may have a material bearing on the matters described in paragraph (b) or the interests of Bondholders as soon as practicable, but in any event not later than seven days after the date of receipt thereof provided that the Issuer’s obligations under this paragraph (c) will be deemed to have been satisfied if the Trustee receives from the Issuer,

PT or the Guarantor (as applicable) all notices, statements, circulars and other information required to be delivered to the holder of the Ordinary Shares pursuant to Clause 9.

8.2                               The Guarantor undertakes to the Trustee that it will, in the event of failure of the Issuer to perform the same when due to be performed, procure the performance by the Issuer of its obligations under the Conditions and this Trust Deed to pay the Cash Settlement Amount to the Bondholders on the exercise of Exchange Rights in the manner prescribed in the Conditions and herein, failing which the Guarantor will pay the Cash Settlement Amount to the Bondholders in accordance with the Conditions and this Trust Deed.

9.                                      GENERAL COVENANTS

The references to “PT” in this Clause 9 shall apply up to (but excluding) the date of the completion of the Business Combination, and from (and including) the date of the completion of the Business Combination, the covenants mentioned in this Clause 9 shall no longer apply to PT and this Clause 9 shall be construed accordingly.

So long as any of the Bonds remains outstanding (or, in the case of paragraphs (h), (i) and (m), (n) and (o), so long as any of the Bonds remains liable to prescription) each of the Issuer and the Guarantor severally and, in respect of paragraphs (b), (c), (e), (h), (p), (x), (y) and (aa) only, PT covenants with the Trustee that it shall:

(a)                                 at all times carry on and conduct its affairs and procure that all Material Subsidiaries carry on and conduct their respective affairs in a proper and efficient manner;

(b)                                 except insofar as prohibited by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitations the procurement by the Issuer, the Guarantor or PT (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 12.4 for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(c)                                  cause to be prepared and certified by its auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the Stock Exchange in each case applicable to it:

(d)                                 at all times keep and procure that the Material Subsidiaries keep proper books of account and at any time after the occurrence of an Event of Default or a Potential Event of Default or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur allow and procure the Material Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuer, the Guarantor, PT or the relevant Material Subsidiary (as the case may be) shall have no objection to the free access to such books of account at all reasonable times during normal business hours PROVIDED THAT nothing in this paragraph (d) shall oblige the Issuer, the Guarantor or PT to disclose confidential information concerning customers of the Issuer, the Guarantor, PT or a Material Subsidiary or any other information which is exempt from disclosure in the published accounts of the company concerned by reason of the provisions of applicable law relating to confidentiality or which it is illegal to disclose;

(e)                                  send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders or which should legally be sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of publicly issued securities issued outside Portugal or the Federative Republic of Brazil other than its shareholders (including the Bondholders) and every other document issued or sent to holders of securities other than its shareholders which contains information which is of material relevance to the interests of the Bondholders in the context of the Bonds, in each case as soon as practicable after the issue or publication thereof;

(f)                                   forthwith give notice in writing to the Trustee of the occurrence of any Event of Default or any Potential Event of Default or any changes of control or of the coming into existence of any Security Interest which would require any security to be given to any Series of Bonds pursuant to Condition 2;

(g)                                  give to the Trustee (i) within 10 days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ending 31 December, 2007 and in any event not later than 180 days after the end of each such completed financial period a certificate of the Issuer signed by two Directors of the Issuer and two Directors of the Guarantor to the effect that as at a date not more than seven days before delivering such certificate (the relevant date) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate each of the Issuer and the Guarantor has complied with all its obligations contained in this Trust Deed or (if such is not the case) specifying the respects in which it has not so complied;

(h)                                 except insofar as prohibited by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(i)                                     at all times maintain Agents in accordance with the Conditions;

(j)                                    procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Bonds or any of them, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Bonds;

(k)                                 in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Bonds or any of them being made after the due date for payment thereof forthwith give or procure to be given notice to the Bondholders in accordance with Condition 17 that such payment has been made;

(l)                                     use all reasonable endeavours to maintain the listing on the Stock Exchange of the Bonds or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to this Trust Deed as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(m)                             give notice to the Bondholders in accordance with Condition 17 of any appointment, resignation or removal of any Agent (other than the appointment of the initial Agents) after having obtained the approval of the Trustee thereto (such approval not to be unreasonably withheld) or any change of any Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Bonds remains outstanding in the case of the termination of the appointment of the Registrar or a Paying, Transfer and Exchange Agent or so long as any of the Bonds remains liable to prescription in the case of the termination of the appointment of a Principal Paying, Transfer and Exchange Agent no such termination shall take effect until a new Principal Paying, Transfer and Exchange Agent has been appointed on terms approved by the Trustee;

(n)                                 obtain the prior written approval of the Trustee (such approval not to be unreasonably withheld) to, and promptly give to the Trustee two copies of, the form of every notice given to the Bondholders in accordance with Condition 17 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) of a communication within the meaning of Section 21 of the FSMA);

(o)                                 comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.4 and not make any amendment or modification to the Agency Agreement without the prior written approval of the Trustee, such approval not to be unreasonably withheld;

(p)                                 in order to enable the Trustee to ascertain the nominal amount of Bonds for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer or two Directors of the Guarantor and/or PT (as appropriate) setting out the total number and aggregate nominal amount of Bonds which:

(i)                                     up to and including the date of such certificate have been purchased by the Issuer, the Guarantor, PT or any other Subsidiary of the Guarantor or PT and cancelled; and

(ii)                                  are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantor, PT or another Subsidiary of the Guarantor or PT;

(q)                                 procure that each of the Agents makes available for inspection by Bondholders at its specified office copies of this Trust Deed, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer and the Guarantor;

(r)                                    use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 12.28 as soon as practicable after such request;

(s)                                   procure that no amendment shall be made to, and no waiver shall be given of any breach of, any of the provisions of the Guarantee in circumstances where such amendment or waiver would have, in the opinion of the Trustee, an adverse effect on the interests of the Bondholders and that the Guarantee shall not be terminated;

(t)                                    give prior notice to the Trustee of any proposal redemption pursuant to Condition 7.2;

(u)                                 give to the Trustee at the same time as sending to it the certificates referred to in paragraph (g) above, a certificate by a reputable firm of accountants approved by the Trustee listing those Subsidiaries of PT Portugal which as at the relevant date (as defined in paragraph (g) above) of the relevant certificate given under paragraph (g) above or, as the case may be, as at the day on which its most recent audited accounts were published were Material Subsidiaries for the purposes of Condition 9;

(v)                                 give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of PT Portugal which thereby becomes a Material Subsidiary, a certificate by a reputable firm of accountants approved by the Trustee to such effect;

(w)                               use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 12.28 as soon as practicable after such request;

(x)                                 upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to each Principal Paying, Transfer and Exchange Agent) a list of its executive Directors together with certified specimen signatures of the same;

(y)                                 use all reasonable endeavours to obtain and/or maintain all consents and approvals in the Netherlands, Portugal and the Federative Republic of Brazil (as the case may be) which are required for the performance of its obligations under the Bonds, this Trust Deed and the Guarantee, including, without limitation, the payment of the Cash Settlement Amount upon exercise of Exchange Rights in accordance with the Conditions;

(z)                                  if at any time a further authorisation becomes necessary to permit the Issuer or the Guarantor to pay principal and other amounts in respect of the Bonds or to effect the redemption of the Bonds for the Cash Settlement Amount or other property or assets to which the Bondholders may become entitled under this Trust Deed in accordance with the terms of the Bonds as a result of any change in the official application of, or any amendment to, the laws or regulations of the Netherlands or the Federative Republic of Brazil, apply for the necessary authorisations and forthwith provide copies of such application to the Trustee; and

(aa)                          at all times take, fulfil or do or procure to be taken, fulfilled or done, all actions, conditions or things (including obtaining or effecting any necessary consents, approvals, authorisations, exemptions, filings, licences, recordings or registrations) at any time required to be taken, fulfilled or done in order (i) to enable it lawfully to, as the case may be, enter into, exercise its rights and perform and comply with its obligations under and in respect of this Trust Deed, the Guarantee and the Bonds (including with respect to the Exchange Rights) (ii) to ensure that those obligations are legally binding and enforceable.

10.                               GUARANTEE AND INDEMNITY

10.1                        Guarantee

The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee the due and punctual payment of all sums expressed to be payable by the Issuer under the this Trust Deed including, without limitation, in respect of the Bonds, as and when the same become due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of this Trust Deed.  In case of the failure of the Issuer to pay any such sum as and when the same shall become due and payable, the Guarantor hereby agrees to cause such payment to be made from time to time on demand as if such payment were made by the Issuer.

10.2                        Indemnity

The Guarantor agrees, as an independent primary obligation, that it shall pay to the Trustee on demand sums sufficient to indemnify the Trustee and each Bondholder against any Liability sustained by the Trustee or such Bondholder by reason of the non-payment as and when the same shall become due and payable of any sum expressed to be payable by the Issuer under this Trust Deed including, without limitation, in respect of the Bonds, whether by reason of any of the obligations expressed to be assumed by the Issuer in this Trust Deed including, without limitation, in respect of the Bonds, being or becoming void, voidable or unenforceable for any reason, whether or not known to the Trustee or such Bondholders or for any other reason whatsoever.

10.3                        Unconditional payment

If the Issuer defaults in the payment of any sum expressed to be payable by the Issuer under this Trust Deed including, without limitation, in respect of the Bonds, as and when the same shall become due and payable, the Guarantor shall forthwith unconditionally pay or procure to be paid to or to the order of the Trustee the amount in respect of which the Issuer has defaulted; provided that every payment of such amount made by the Guarantor to the Principal Paying Agent in the manner provided in the Agency Agreement shall be deemed to cure pro tanto such default by the Issuer and shall be deemed for the purposes of this Clause 10 to have been paid to or for the account of the Trustee except to the extent that there is failure in the subsequent payment of such amount to the Bondholders in accordance with the Conditions, and everything so paid by the Guarantor in accordance with the Agency Agreement shall have the same effect as if it had been paid thereunder by the Issuer.

10.4                        Unconditional obligation

The Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of this Trust Deed or any Bond and shall not be affected by:

(a)                                 any change in or amendment to this Trust Deed (other than a change or amendment in respect of the Guarantee) or any Bond including any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement, waiver or release of, any obligation of the Issuer under or in respect of this Trust Deed or any security or other guarantee or indemnity in respect thereof including without limitation any change in the purposes for which the proceeds of the issue of any Bond are to be applied and any extension of or any increase of the obligations of the Issuer in respect of any Bond or the addition of any new obligations of the Issuer or the Guarantor under this Trust Deed;

(b)                                 the absence of any action to enforce the same;

(c)                                  any waiver or consent by any Bondholder or by the Trustee with respect to any provision of this Trust Deed or the Bonds (other than any waiver or consent in respect of the Guarantee); or

(d)                                 any judgment obtained against the Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

10.5                        Guarantor’s obligations continuing

The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any Bond or the indebtedness evidenced thereby and all demands whatsoever. The Guarantor agrees that the guarantee and indemnity contained in this Clause 10 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Bonds or under this Trust Deed shall have been paid in full and that the Guarantor shall not be discharged by anything other than a complete performance of the obligations contained in this Trust Deed and the Bonds.

10.6                        Subrogation of Guarantor’s rights

The Guarantor shall be subrogated to all rights of the Bondholders against the Issuer in respect of any amounts paid by such Guarantor pursuant hereto; provided that the Guarantor shall not without the consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of the Issuer in respect of, such right of subrogation until such time as the principal of and interest on all outstanding Bonds and all other amounts due under this Trust Deed and the Bonds have been paid in full. Furthermore, until such time as aforesaid the Guarantor shall not take any security or counter indemnity from the Issuer in respect of the Guarantor’s obligations under this Clause 10.

10.7                        No implied waivers

If any payment received by the Trustee or the Principal Paying Agent pursuant to the provisions of this Trust Deed or the Conditions shall, on the subsequent bankruptcy, insolvency or corporate reorganisation of, or other similar event affecting, the Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Guarantor whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 10 shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantor shall indemnify and keep indemnified the Trustee and the Bondholders on the terms of the guarantee and indemnity contained in this Clause.

11.                               REMUNERATION AND INDEMNIFICATION OF THE TRUSTEE

11.1                        Normal Remuneration

So long as any Bond is outstanding the Issuer will pay the Trustee as remuneration for its services as Trustee such sum on such dates in each case as they may from time to time agree. Such remuneration will accrue from day to day from the date of this Trust Deed up to the date when all the Bonds having become due for redemption, the redemption moneys to the date of redemption have been paid to the Principal Paying Agent or the Trustee. However, if any payment to a Bondholder of moneys due in respect of any Bond is improperly withheld, such remuneration will again accrue as from the date of such withholding or refusal until payment to such Bondholder is duly made.

11.2                        Extra Remuneration

If an Event of Default or Potential Event of Default shall have occurred or if the Trustee finds it expedient or necessary or is requested by the Issuer, PT or the Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed, the Issuer will pay such additional remuneration as they may agree or, failing agreement as to any of the matters in this subclause (or as to such sums referred to in Clause 11.1), as determined by a person (acting as an expert) selected by the Trustee and approved by the Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales. The expenses involved in such nomination and such person’s fee will be borne by the Issuer. The determination of such person will be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Bondholders. The Issuer, PT or the Guarantor shall in addition pay to the Trustee an amount equal to the amount of any value added or similar tax chargeable in respect of its remuneration under this Trust Deed.

11.3                        Expenses

Each of the Issuer and the Guarantor will also pay or discharge all Liabilities properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its rights, duties, authorities, powers and discretions under, and in any other manner in relation to, this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by the Trustee to enforce or resolve any doubt concerning or for any other purpose in relation to this Trust Deed, the Guarantee, the Bonds or the Coupons. All amounts payable pursuant to this Clause 11.3 or Clause 11.4 below shall be payable by the Issuer and the Guarantor on demand by the Trustee and:

(a)                                 in the case of payments made by the Trustee before such demand (if not paid within seven days of such demand and the Trustee so requires) carry interest from the date of the demand at the rate of 2% per annum over the base rate of Citibank, N.A. on the date on which the Trustee made such payments; and

(b)                                 in other cases (if not paid on the date of such demand, or, if later, within seven days or such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in the demand.

All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

11.4                        Indemnity

Each of the Issuer and the Guarantor will severally indemnify the Trustee in respect of all Liabilities paid or incurred by it in acting as trustee under this Trust Deed (including (a) any Agent/Delegate Liabilities (as defined below) and (b) in respect of disputing or defending any Liabilities made against the Trustee or any Agent/Delegate Liabilities). Agent/Delegate Liabilities are Liabilities which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

11.5                        Continuing Effect

Clauses 11.3 and 11.4 will continue in full force and effect as regards the Trustee even if it no longer is Trustee and notwithstanding the discharge of the Trust Deed.

11.6                        Payment

Each of the Issuer and the Guarantor hereby further undertakes to the Trustee that all monies payable by the Issuer or the Guarantor (as the case may be) to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the Issuer or the Guarantor (as the case may be) will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer or the Guarantor (as the case may be) to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

12.                               PROVISIONS SUPPLEMENTAL TO THE TRUSTEE ACT 1925 AND THE TRUSTEE ACT 2000

Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000 of Great Britain, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts of England and Wales and by way of supplement thereto but subject to Clause 13 it is expressly declared as follows:

12.1                        Advice

The Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert and will not be responsible to anyone for any loss occasioned by so acting whether such advice is addressed to the Issuer, the Trustee or any other person. Any such opinion, advice or information may be sent or obtained by letter, telex, fax or electronic mail and the Trustee will not be liable to anyone for acting in good faith on any opinion, advice or information purporting to be conveyed by such means even if it contains some error or is not authentic and notwithstanding any limitation or cap on liability contained therein.

12.2                        Trustee to Assume Performance

The Trustee need not notify anyone of the execution of this Trust Deed or do anything to find out if an Event of Default or Potential Event of Default or Change of Control has occurred. Until it has actual knowledge or express notice to the contrary, the Trustee may assume that no such event has occurred and that the Issuer is performing all its obligations under this Trust Deed and the Bonds and that each of the Guarantor and PT is performing all of its applicable obligations under this Trust Deed.

12.3                        Resolutions of Bondholders

The Trustee will not be responsible for having acted in good faith on any Extraordinary Resolution in writing or any resolution purporting to have been passed at a meeting of Bondholders in respect of which minutes have been made and signed or any direction or request of Bondholders, even if it is later found that there was a defect in the constitution of the meeting or the passing of the resolution or, in the case of an Extraordinary Resolution in writing or direction or request of Bondholders it was not signed by the requisite number of Bondholders or that for any reason it is found that the resolution, direction or request was not valid or binding on the Bondholders.

12.4                        Certificate signed by two Directors

If the Trustee, in the exercise of its functions, requires to be satisfied or to have information as to any fact or the expediency of any act, it may call for and accept as sufficient evidence of that fact or the expediency of that act a certificate signed by two Directors of the Issuer, the Guarantor or PT as to that fact or to the effect that, in their opinion, that act is expedient and the Trustee need not call for further evidence and will not be responsible for any loss occasioned by acting on such a certificate.

12.5                        Deposit of Documents

The Trustee may appoint as custodian or safekeeper, on any terms, any bank or entity whose business includes the safe custody or safekeeping of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such safekeeper and pay all sums due in respect thereof.

12.6                        Discretion

Save as expressly otherwise provided in this Trust Deed, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under this Trust Deed (the exercise or non-exercise of which as between the Trustee and the Bondholders shall be conclusive and binding on the Bondholders) and shall not be responsible for any loss, liability, cost, claim or expense which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Bondholders or otherwise under any provision of this Trust Deed or to take at such request or direction or otherwise any other action under any provision of this Trust Deed unless it shall first be indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing.

12.7                        Agents

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent selected by it, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money).

12.8                        Delegation

Whenever it considers it expedient in the interests of the Bondholders, the Trustee may delegate to any person on any terms (including power to sub-delegate) all or any of its functions. It will notify the Issuer of its appointment of any such delegate.

12.9                        Nominees

In relation to any asset held by it under this Trust Deed the Trustee may appoint any person to act as its nominee on any terms.

12.10                 Bondholders as a class

In connection with any exercise of its powers, trusts, authorities or discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution) the Trustee shall have regard to the general interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number)) and in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for any individual Bondholders (whatever their number) resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political subdivision thereof and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer, the Guarantor, PT, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Bondholders.

12.11                 Forged Bonds

The Trustee will not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond or Certificate purporting to be such and later found to be forged or not authentic.

12.12                 Confidentiality

Unless ordered to do so by a court of competent jurisdiction the Trustee shall not be required to disclose to any Bondholder any information (including, without limitation, information of a confidential, financial or price-sensitive nature) made available to the Trustee by the Issuer, the Guarantor or PT and no Bondholder shall be entitled to take any action to obtain from the Trustee any such information.

12.13                 Determinations Conclusive

As between itself and the Bondholders the Trustee may determine all questions and doubts arising in relation to any of the provisions of this Trust Deed. Such determinations, whether made upon such a question actually raised or implied in the acts or proceedings of the Trustee, will be conclusive and shall bind the Trustee and the Bondholders.

12.14                 Currency Conversion

Where it is necessary or desirable to convert any sum from one currency to another, it will (unless otherwise provided hereby or required by law) be converted at such rate or rates, in accordance with such method and as at such date as may be agreed by the Trustee in consultation with the Issuer or the Guarantor as relevant but having regard to current rates of exchange, if available.  Any rate, method and date so specified will be binding on the Issuer, the Guarantor and the Bondholders.

12.15                Events of Default

The Trustee may determine whether or not any of the conditions, events and acts set out in Condition 9 (each of which conditions, events and acts shall, unless in any such case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion capable of remedy and/or materially prejudicial to the interests of the Bondholders. Any such determination will be conclusive and binding on the Issuer, the Guarantor, PT and the Bondholders.

12.16                 Payment for and Delivery of Bonds

The Trustee will not be responsible for the receipt or application by the Issuer or the Guarantor of the proceeds of the issue of the Bonds, any exchange of Bonds or the delivery of Bonds to the persons entitled to them.

12.17                 Bonds held by the Issuer etc.

In the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 9(p) that no Bonds are for the time being held by or on behalf of the Issuer, the Guarantor or PT or any other Subsidiary of the Issuer, the Guarantor or PT.

12.18                 Responsibility for agents etc.

If the Trustee exercises reasonable care in selecting any safekeeper, custodian, agent, delegate or nominee appointed under this clause (an Appointee), it will not have any obligation to supervise the Appointee or be responsible for any loss, liability, cost, claim, action, demand or expense incurred by reason of the Appointee’s misconduct or default or the misconduct or default of any substitute appointed by the Appointee.

12.19                 No Responsibility for Exchange

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment to the Exchange Price or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in this Trust Deed provided to be employed, in making the same. The Trustee shall not be responsible for any failure of the Issuer, the Guarantor or PT to pay the Cash Settlement Amount on exercise of Exchange Rights or to make any payment upon the exercise of the Exchange Right in respect of any Bond or of the Issuer, the Guarantor or PT to comply with any of their respective covenants contained in this Trust Deed. The Trustee shall not be responsible for any loss or liability incurred by any person by reason of or in connection with any delay in taking any enforcement or other action in relation to the Exchange Rights by reason of the need to comply with any regulations or laws of any jurisdiction.

12.20                 Expert Reports

Any certificate or report of any expert or other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts therein notwithstanding that such certificate or report or any other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of such expert or such other person in respect thereof.

12.21                Responsibility for Statements etc.

The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document.

12.22                 Consent

Any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary may be given retrospectively and, unless expressly provided otherwise (and, for the avoidance of doubt, Clause 16 shall be deemed to be expressly provided otherwise), any such consent or approval by the Trustee may be given if the Trustee is of the opinion that to do so will not be materially prejudicial to the interests of the Bondholders.

12.23                 Responsibility

The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Bonds or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed, the Bonds or any other document relating or expressed to be supplemental thereto.

12.24                 Legal opinions

The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Bonds or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any liability incurred thereby.

12.25                 Action

The Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not satisfied that it will be indemnified against all liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

12.26                 No obligation

No provision of this Trust Deed shall require the Trustee to do anything which may (a) be illegal or contrary to applicable law or regulation; or (b) cause it to expend or risk its own funds or otherwise incur any liability (financial or otherwise) in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

12.27                 Ratings

The Trustee shall have no responsibility whatsoever to the Issuer or any Bondholder or any other person for the maintenance of or failure to maintain any rating of any of the Bonds by any rating agency.

12.28                 Clearing Systems

The Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Bonds represented by the Global Bond standing to the account of any person. Any such certificate or other document may be in the form of a statement or printout of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of the Bonds is clearly identified together with the amount of such holding shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

12.29                 Adjustments

The Trustee shall not at any time be under any duty or responsibility to any Bondholder to determine whether any facts exist which may require any adjustment of the Exchange Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or in these presents provided to be employed in making the same.

12.30                 Trustee a lawyer etc

Any trustee of this Trust Deed being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Trust Deed and also his reasonable charges in additional to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Trust Deed.

12.31                 Information

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Bondholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to this Trust Deed.

13.                               TRUSTEE LIABLE FOR BREACH OF TRUST

Section 1 of the Trustee Act 2000 shall not apply to any function of the Trustee, provided that if the Trustee fails to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it powers, authorities and discretion, nothing in this Trust Deed shall relieve or indemnify it from or against any liability which would otherwise attach to it in respect of any breach of trust of which it may be guilty.

14.                               WAIVER AND PROOF OF DEFAULT

14.1                        Waiver

The Trustee may, without the consent of the Bondholders and without prejudice to its rights in respect of any subsequent breach, from time to time and at any time, if in its opinion the interests of the Bondholders will not be materially prejudiced thereby, on such terms as seem expedient to it, waive or authorise any breach or proposed breach by the Issuer, the Guarantor or PT of this Trust Deed or the Conditions or may determine that any condition, event or act which, but for such determination would constitute an Event of Default or Potential Event of Default shall not be treated as such provided that the Trustee will not do so in contravention of an express direction given by an Extraordinary Resolution or a request made pursuant to Condition 9. No such direction or request will affect a previous waiver, authorisation or determination. Any such waiver, authorisation or determination will be binding on the Bondholders and, if the Trustee so requires, will be notified to the Bondholders as soon as practicable.

14.2                        Proof of Default

Proof that the Issuer or the Guarantor has failed to pay a sum due to the holder of any one Bond will (unless the contrary be proved) be sufficient evidence that it has made the same default as regards all other Bonds which are then payable.

15.                               TRUSTEE NOT PRECLUDED FROM ENTERING INTO CONTRACTS

The Trustee and any other person, whether or not acting for itself, may acquire, hold or dispose of any Bond or other security (or any interest therein) (including, for the avoidance of doubt, the Ordinary Shares) of the Issuer, the Guarantor or PT or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as Trustee and need not account for any profit.

16.                               MODIFICATION

The Trustee may agree, without the consent of the Bondholders, to (a) any modification of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (b) any other modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions and any waiver or authorisation of any breach or proposed breach, of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders.

17.                               SUBSTITUTION

17.1                       (a)                                 The Trustee may, without the consent of the Bondholders, at any time agree with the Issuer and the Guarantor:

(i)                                     to the substitution in place of the Issuer (or of the previous substitute under this Clause) of (i) the Guarantor, or (ii) any Subsidiary of the Guarantor (such substituted company hereinafter called the “New Company”), as principal debtor under this Trust Deed and the Bonds; and/or

(ii)                                  to the substitution in place of the Guarantor of the New Company (being in this case a Subsidiary of the Guarantor), as guarantor under this Trust Deed and the Bonds.

Any such substitution shall be subject to (i) the relevant provisions of this Trust Deed, (ii) such amendments thereof and such other conditions as the Trustee may require including, in the case of a substitution described in (a)

above, to the condition that the Guarantor (other than where the Guarantor is the New Company) undertake like obligations in respect of such substituted principal debtor to those set out in the Guarantee or, if applicable, such other obligations in respect of the previous principal debtor which may be in force immediately prior to the substitution in place the Guarantor’s obligations under the Guarantee.

(b)                                 The following further conditions shall apply to (a) above:

(i)                                     the Issuer, the Guarantor, PT and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Bondholders;

(ii)                                  the Bonds continuing to be redeemable for the Cash Settlement Amount as provided in the Conditions;

(iii)                               without prejudice to the rights to reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Bondholders; and

(iv)                              if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent both at the time at which the relevant transaction is proposed to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or, as the case may be, the Guarantor or the previous substitute under this Clause as applicable.

17.2                        Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or, as the case may be, the Guarantor or the previous substitute as aforesaid from all of its obligations as principal debtor or, as the case may be, guarantor under this Trust Deed. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Bondholders in the manner provided in Condition 17. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in this Trust Deed as the principal debtor or, as the case may be, guarantor in place of the Issuer or, as the case may be, the Guarantor (or in place of the previous substitute under this Clause) under this Trust Deed and this Trust Deed shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in this Trust Deed to the Issuer or, as the case may be, the Guarantor shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

18.                               APPOINTMENT, RETIREMENT AND REMOVAL OF THE TRUSTEE

18.1                        Appointment

The Issuer has the power of appointing new trustees but no-one may be so appointed unless previously approved by an Extraordinary Resolution. A trust corporation will at all times be a Trustee and may be the sole Trustee. Any appointment of a new Trustee will be notified by the Issuer to the Bondholders as soon as practicable.

18.2                        Retirement and Removal

Any Trustee may retire at any time on giving no more than 60 days’, but no less than 30 days’, written notice to the Issuer, the Guarantor and PT without giving any reason or being responsible for any costs occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee provided that the retirement or removal of a sole trust corporation will not be effective until a trust corporation is appointed as successor Trustee. If a sole trust corporation gives notice of retirement or an Extraordinary Resolution is passed for its removal, the Issuer will use all reasonable endeavours to procure that another trust corporation be appointed as Trustee and if it does not procure the appointment of a new trustee within 45 days of the date of the Trustee notice referred to in this Clause or the passing of any such Extraordinary Resolution, the Trustee shall be entitled to procure forthwith a new trustee.

18.3                        Co-Trustees

The Trustee may, despite Clause 18.1, by written notice to the Issuer and the Guarantor appoint anyone to act as an additional Trustee jointly with the Trustee:

(a)                                 if the Trustee considers the appointment to be in the interests of the Bondholders;

(b)                                 to conform with a legal requirement, restriction or condition in a jurisdiction in which a particular act is to be performed; or

(c)                                  to obtain a judgment or to enforce a judgment or any provision of this Trust Deed in any jurisdiction.

Subject to the provisions of this Trust Deed the Trustee may confer on any person so appointed such functions as it thinks fit. The Trustee may by written notice to the Issuer, the Guarantor, PT and that person remove that person. At the Trustee’s request, the Issuer, the Guarantor and PT will forthwith do all things as may be required to perfect such appointment or removal and each of them irrevocably appoints the Trustee as its attorney in its name and on its behalf to do so. Such reasonable remuneration as the Trustee may pay to such person, together with any attributable Liabilities incurred by it in performing its function as such trustee shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

18.4                        Competence of a Majority of Trustees

If there are more than two Trustees the majority of them will be competent to perform the Trustee’s functions provided the majority includes a trust corporation.

18.5                        Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

19.                               COMMUNICATIONS

Any communication shall be by letter or fax:

in the case of the Issuer, to it at:

Portugal Telecom International Finance B.V.
Locatellikade 1
1076 AZ Amsterdam
The Netherlands

Fax:	+31 206 730 016
Attention:	Ilaria de Lucia

with a copy to the Guarantor

in the case of the Guarantor at:

Oi S.A.
2nd Floor, Rua do Lavradio 71
Downtown, Rio de Janeiro
State of Rio de Janeiro
Brazil

Fax:	[•]
Attention:	[•]

in the case of PT at:

Portugal Telecom, SGPS S.A.
Av. Fontes Pereira de Melo
no. 40, 1069 — 300
Lisbon, Portugal

Fax no.:	+351 21 500 1615
Attention:	Finance Director

and in the case of the Trustee, to it at:

Citicorp Trustee Company Limited
Citigroup Centre
Canada Square

Canary Wharf
London E14 5LB

Fax number:	+44 20 7500 5857
Attention:	Agency & Trust

Communications will take effect, in the case of delivery, when delivered or, in the case of fax, when dispatched. Communications not by letter shall be confirmed by letter but failure to send or receive that letter shall not invalidate the original communication.

20.                               FURTHER ISSUES

20.1                        The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Bondholders to create and issue further notes or bonds (whether in bearer or registered form) either (i) ranking pari passu in all respects (or in all respects save for the first payment of interest thereon), and so that the same shall be consolidated and form a single series, with the Bonds and/or the further notes or bonds of any series or (ii) upon such terms as to ranking, interest, conversion, redemption and otherwise as the Issuer may at the time of issue thereof determine.

20.2                        Any further notes or bonds which are to be created and issued pursuant to the provisions of Clause 20.1 above so as to form a single series with the Bonds and/or the further notes or bonds of any series shall be constituted by a trust deed supplemental to this Trust Deed and any other further notes or bonds which are to be created and issued pursuant to the provisions of Clause 20.1 above may (subject to the consent of the Trustee) be constituted by a trust deed supplemental to this Trust Deed. In any such case the Issuer, the Guarantor and PT shall prior to the issue of any further notes or bonds to be so constituted execute and deliver to the Trustee a trust deed supplemental to this Trust Deed (in relation to which all applicable stamp duties or other documentation fees, duties or taxes have been paid and, if applicable, duly stamped or denoted accordingly) containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.2 in relation to the principal and interest in respect of such further notes or bonds and such other provisions (whether or not corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require including making such consequential modifications to this Trust Deed as the Trustee shall require in order to give effect to such issue of further Trust Deed as the Trustee shall require in order to give effect to such issue of further notes or bonds.

20.3                        A memorandum of every such supplemental trust deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer, the Guarantor and PT on their duplicates of this Trust Deed.

20.4                        Whenever it is proposed to create and issue any further notes or bonds the Issuer shall give to the Trustee no less than 14 day’s notice in writing of its intention so to do stating the amount of further notes or bonds proposed to be created and issued.

21.                               CURRENCY INDEMNITY

Each of the Issuer and the Guarantor shall indemnify the Trustee, every Appointee and the Bondholders and keep them indemnified against:

(a)                                 any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the Bondholders under this Trust Deed by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the Guarantor; and

(b)                                 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantor separate and independent from their obligations under the other provisions of this Trust Deed and shall apply irrespective of any indulgence granted by the Trustee or the Bondholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor for a liquidated sum or sums in respect of amounts due under this Trust Deed (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Bondholders and no proof or evidence of any actual loss shall be required by the Issuer or the Guarantor or their liquidator or liquidators.

22.                               COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

23.                               GOVERNING LAW AND JURISDICTION

23.1                        Governing Law

This Trust Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with English law.

23.2                        Jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (Proceedings) may be brought in such courts. Each of the Issuer, the Guarantor and PT irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. These submissions are for the benefit of each of the Trustee and the Bondholders and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

23.3                        Service of Process(3)

Each of the Issuer, the Guarantor and PT irrevocably appoints Clifford Chance Secretaries Limited at its registered office for the time being, currently at 10 Upper Bank Street, London E14 5JJ to receive, for it and on its behalf, service of process in any Proceedings in England. Such service shall be deemed completed on delivery to such process agent (whether or not it is forwarded to and received by the Issuer, the the Guarantor and PT). If for any reason such process agent ceases to act as such or no longer has a registered office or a place of business in England, each of the Issuer, the Guarantor and PT irrevocably agrees to appoint a substitute process agent acceptable to the Trustee and shall immediately notify the Trustee of such appointment. Nothing shall affect the right to serve process in any other manner permitted by law.

IN WITNESS whereof this TRUST DEED has been executed as a deed on the date stated at the beginning.

(3)                             Details of parties to be updated with agent for service.

SCHEDULE 1

FORM OF DEFINITIVE CERTIFICATE

On the front:

ISIN: XS0309600848

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE SECURITIES ACT) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€750,000,000 4.125% Exchangeable Bonds due 2014

The Bonds represented by this Certificate form part of a series designated as specified in the title (the Bonds) of Portugal Telecom International Finance B.V. (the Issuer). The Bonds are constituted by a trust deed dated 28 August 2007, as amended and supplemented by a first supplemental trust deed on [•] 2014 and as further amended and restated by a second supplemental trust deed on [•] 2014, (the Trust Deed) between the Issuer, Oi S.A., Portugal Telecom, SGPS, S.A. (“PT”) and Citicorp Trustee Company Limited as Trustee (the Trustee). The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the Conditions) endorsed hereon. Terms defined in the Trust Deed have the same meanings when used herein.

The Issuer hereby certifies that [ ] is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of €[ ] ([ ] euro). For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Certificate is issued such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions.

The Bonds represented by this certificate are redeemable for the Cash Settlement Amount subject to and in accordance with the Conditions and the Trust Deed.

The statements set forth in the legend above are an integral part of the Bond or Bonds in respect of which this certificate is issued and by acceptance thereof each holder agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration on the register of Bondholders and only the duly registered holder is entitled to payments in respect of this Certificate.

This Certificate shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Certificate is governed by, and shall be construed in accordance with, English law.

Issued as of [ ]

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:

Certificate of Authentication

Authenticated by Citigroup Global Markets Deutschland AG as Registrar without recourse, warranty or liability.

By:

Authorised Signatory

Dated:

On the back:

[Form of Terms and Conditions](4)

(4)  Terms and Conditions to be inserted once finalised.

REGISTRAR

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG
Reuterweg 16,
60323 Frankfurt am Main,
Germany

PRINCIPAL PAYING AGENT

CITIBANK, N.A.
13th Floor
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

PRINCIPAL TRANSFER AND EXCHANGE AGENT

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG
Reuterweg 16,
60323 Frankfurt am Main,
Germany

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned sell(s), assign(s) and transfer(s) to:

(Please print or type name and address (including postal code) of transferee)

€[ ] principal amount of the Bonds represented by this Certificate, irrevocably constituting and appointing Citigroup Global Markets Deutschland AG in its capacity as Registrar for the Bonds as attorney to transfer the principal amount of the Bonds represented by this Certificate in the register maintained by the Registrar with full power of substitution.

Signature(s)

Date:

NOTES:

1.                                      This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions endorsed on the Certificate representing the Bonds to which this form of transfer relates and must be executed under the hand of the transferor or, if the transferor is a corporation, this form of transfer must be executed either under its common seal or under the hand of two of its officers duly authorised in writing and, in the latter case, the document so authorising the officers must be delivered with this form of transfer.

2.                                      The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or the Exchange and Transfer Agent may require.

3.                                      The signature(s) on this form of transfer must correspond with the name(s) as it/they appear(s) on the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

4.                                      Any transfer of Bonds shall be in the minimum amount of €50,000 or any amount in excess thereof which is an integral multiple of €50,000.

SCHEDULE 2

FORM OF GLOBAL BOND

THE BONDS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNDER THE SECURITIES ACT EXCEPT IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

Common Code: 030960084	ISIN: XS0309600848

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

€750,000,000 4.125 per cent. Exchangeable Bonds due 2014

The Bonds in respect of which this Global Bond is issued form part of the series designated as specified in the title (the Bonds) of Portugal Telecom International Finance B.V. (the Issuer).

The Issuer hereby certifies that Citivic Nominees Limited is, at the date hereof, entered in the register of Bondholders as the holder of Bonds in the principal amount of

€750,000,000

(seven hundred and fifty million euro)

or such other amount as is shown on the register of Bondholders as being represented by this Global Bond and is duly endorsed (for information purposes only) in the third column of Schedule A to this Global Bond.  For value received, the Issuer promises to pay the person who appears at the relevant time on the register of Bondholders as holder of the Bonds in respect of which this Global Bond is issued, such amount or amounts as shall become due and payable from time to time in respect of such Bonds and otherwise to comply with the Conditions referred to below.

The Bonds are constituted and secured by a Trust Deed dated 28 August 2007, as amended and supplemented by a first supplemental trust deed on [•] 2014 and as further amended and restated by a second supplemental trust deed on [•] 2014, (the Trust Deed) between the Issuer, Oi S.A., Portugal Telecom, SGPS, S.A. (“PT”) and Citicorp Trustee Company Limited as trustee (the Trustee) and are subject to the Trust Deed and the terms and conditions (the Conditions) set out in Schedule 1 to the Trust Deed, as modified by the provisions of this Global Bond.

Terms defined in the Trust Deed have the same meaning when used herein.

This Global Bond is evidence of entitlement only.

Title to the Bonds passes only on due registration of Bondholders and only the duly registered holder is entitled to payments on Bonds in respect of which this Global Bond is issued.

The Bonds represented by this Global Bond are redeemable for the Cash Settlement Amount subject to and in accordance with the Conditions and the Trust Deed.

Exchange

This Global Bond is exchangeable in whole but not in part (free of charge to the holder and the Bondholders) for the definitive certificates representing the Bonds described below if this Global Bond is held on behalf of Euroclear Bank SA/NV (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg) and either such clearing system is closed for business for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so. Thereupon the holder may give notice to the Issuer, the Trustee, the Principal Transfer and Exchange Agent and the Bondholders, of its intention to exchange the Global Bond for definitive certificates in respect of Bonds (Certificates) on or after the Global Bond Exchange Date (as defined below) specified in the notice.

On or after the Global Bond Exchange Date, the holder of the Global Bond may surrender the Global Bond to or to the order of the Principal Transfer and Exchange Agent. In exchange for the Global Bond, the Issuer will deliver, or procure the delivery of, an equal aggregate principal amount of duly executed and authenticated certificates in respect of Bonds in definitive registered form, printed in accordance with any applicable legal and stock exchange requirements and in or substantially in the form set out in Schedule 1 to the Trust Deed. Such definitive Bonds will be registered in the name of the accountholders at Clearstream, Luxembourg and Euroclear which previously had Bonds credited to their accounts. On exchange of the Global Bond, the Issuer will, if the holder so requests, procure that it is cancelled and returned to the holder.

Global Bond Exchange Date means a day falling not less than 60 days, after that on which the notice requiring exchange is given and on which banks are open for business in the city in which the specified office of the Registrar is located.

Meetings

At any meeting of the Bondholders the holder hereof shall be treated as having one vote in respect of each €50,000 principal amount of Bonds represented by this Global Bond, Any accountholder (or the representative of any such person) of a clearing system with an interest in the Bonds represented by this Global Bond on confirmation of entitlement and proof of his identity may attend and speak (but not vote) at any meeting of Bondholders.

Exchange Rights

Exchange Rights in respect of Bonds represented by this Global Bond are exercisable by presentation of or by procuring the presentation of this Global Bond to or to the order of the Principal Transfer and Exchange Agent for notation of exercise of the Exchange Rights together with one or more duly completed exchange notices (in a form agreed between the holder of this Global Bond and the accountholders (and which may be in electronic form) and otherwise in accordance with the rules and procedures of the relevant clearing system) and an appropriate entry will be made in the register maintained in respect of the Bonds. Delivery of such exchange notice will constitute confirmation by the beneficial owner of the Bonds to be exchanged that the information and the representations in the exchange notice are true and accurate on the date of delivery.  The provisions of Condition 6 of the Bonds will otherwise apply.

Trustee’s Powers

In considering the interests of Bondholders in circumstances where this Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, the Trustee may, to the extent it considers it appropriate to do so in the circumstances, have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Bond and may consider such interests as if such accountholders were the holders of this Global Bond.

Prescription

Claims against the Issuer in respect of principal or interest on the Bonds while the Bonds are represented by this Global Bond will become prescribed after a period of ten years (in the case of principal) and five years (in the case of interest) from the appropriate Relevant Date.

Clearing Systems

Any reference herein to Clearstream, Luxembourg and/or Euroclear shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the Issuer, each Principal Paying, Transfer and Exchange Agent and the Trustee.

Enforcement

For the purposes of enforcement of the provisions of the Trust Deed against the Trustee, the persons named in a certificate of the holder of the Bonds represented by this Global Bond shall be recognised as the beneficiaries of the trusts set out in the Trust Deed to the extent of the principal amount of their interest in the Bonds set out in the certificate of the holder as if they were themselves the holders of Bonds in such principal amounts.

Purchase and Cancellation

Cancellation of any Bond represented by this Global Bond following its purchase will be effected (i) by reduction in the principal amount of this Global Bond and (ii) in the register of Bondholders.

Notices

So long as Bonds are represented by this Global Bond and this Global Bond is held on behalf of a clearing system, notices to Bondholders may be given by delivery of the relevant notice to that clearing system for communication by it to entitled accountholders in substitution for notification as required by the Conditions and such notice will be deemed to have been given on the day after delivery thereof except that so long as the Bonds are listed on the EuroMTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, notices shall also be published in a leading daily newspaper having general circulation in Luxembourg (which is expected to be d’Wort) and/or the Luxembourg Stock Exchange’s website, www.bourse.lu..

Redemption at the Option of the Bondholders

For so long as all of the Bonds are represented by this Global Bond and such Global Bond is held on behalf of Euroclear and/or Clearstream, Luxembourg, the option of the Bondholders provided for in Condition 7.3 may be exercised by an accountholder giving notice to the Principal Transfer and Exchange Agent in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Principal Transfer and Exchange Agent by electronic means) and in a form acceptable to Euroclear and Clearstream, Luxembourg of the principal amount of the Bonds in respect of which such option is exercised and at the same time presenting or procuring the presentation of the Global Bond to the Principal Transfer and Exchange Agent for notation accordingly within the time limits set forth in that Condition.

This Global Bond shall not be valid for any purpose until authenticated by or on behalf of the Registrar.

This Global Bond is governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer has caused this Global Bond to be signed on its behalf.

Dated: 28 August 2007

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

By:

Certificate of Authentication

Authenticated by Citigroup Global Markets Deutschland AG as Registrar without recourse, warranty or liability.

Citigroup Global Markets Deutschland AG

By:

Authorised Signatory
Dated 28 August 2007

Schedule A
Principal Amount of Bonds represented by this Global Bond

The aggregate principal amount of Bonds represented by this Global Bond is as shown by the latest entry made by or on behalf of the Principal Transfer and Exchange Agent in the fourth column below, Increases and reductions in the principal amount of this Global Bond following redemption or the purchase and cancellation of or exercise of Exchange Rights or the exercise of put rights in respect of Bonds are entered in the second and third columns below,

Date	Reason for change in the principal amount of this Global Bond(5)	Amount of such change	Initial principal amount and principal amount of this Global Bond following such change	Notation made by or on behalf of the Principal Transfer and Exchange Agent (other than in respect of the initial principal amount)
28 August 2007			€750,000,000

(5)              State whether change following (I) redemption of Bonds or (2) purchase and cancellation of Bonds or (3) exercise of Exchange Rights or exercise of put rights.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF BONDHOLDERS

Interpretation

1.

(a)

(i)                                     A holder of a Bond may by an instrument in writing (a form of proxy) in the form available from the specified office of any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the Agent not later than 24 hours before the time fixed for any meeting, appoint any person (a proxy) to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

(ii)                                  A holder of a Bond which is a corporation may by delivering to any Agent not later than 24 hours before the time fixed for any meeting a resolution of its Directors or other governing body in English authorise any person to act as its representative (a representative) in connection with any meeting or proposed meeting of Bondholders.

(iii)                               Any proxy appointed pursuant to subparagraph (i) above or representative appointed pursuant to subparagraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bond shall be deemed for such purposes not to be the holder.

(b)                                 block voting instruction shall mean a document in the English language issued by the Principal Paying Agent and dated, in which:

(i)                                     it is certified that Bonds are registered in the books and records maintained by the Registrar in the names of specified registered holders;

(ii)                                  it is certified that each holder of such Bonds or a duly authorised agent on his or its behalf has instructed the Principal Paying Agent that the vote(s) attributable to his or its Bonds so deposited or registered should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjournment thereof and that all such instructions are, during the period of 48 hours prior to the time for which such meeting or adjourned meeting is convened, neither revocable nor subject to amendment but without prejudice to the provisions of paragraph (b) above;

(iii)                               the total number and the identifying numbers of the Bonds so registered are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(iv)                              any person named in such document (hereinafter called a proxy) is authorised and instructed by the Principal Paying Agent to cast the votes attributable to the Bonds so listed in accordance with the instructions referred to in subparagraphs (ii) and (iii) above as set out in such document.

(c)                                  Block voting instructions and forms of proxy shall be valid for so long as the relevant Bonds shall be duly registered in the name(s) of the registered holder(s) certified in the block voting instruction or, in the case of a form of proxy, in the name of the appointor but not otherwise and notwithstanding any other provision of this Schedule and during the validity thereof the proxy shall, for all purposes in connection with any meeting of holders of Bonds, be deemed to be the holder of the Bonds of the relevant Series to which such block voting instructions or form of proxy relates.

(d)                                 The expression “Extraordinary Resolution” when used in this Trust Deed means a resolution passed at a meeting of the Bondholders duly convened and held in accordance with the provisions of this Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll.

Powers of meetings

2.                                      A meeting shall, subject to the Conditions and without prejudice to any powers conferred on other persons by this Trust Deed, have power by Extraordinary Resolution:

(a)                                 to sanction any proposal by the Issuer, the Guarantor, PT or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer, the Guarantor or PT, whether or not those rights arise under this Trust Deed;

(b)                                 to sanction the exchange or substitution for the Bonds of, or the conversion of the Bonds into, shares, Bonds or other obligations or securities of the Issuer or any other entity;

(c)                                  to assent to any modification of this Trust Deed or the Bonds proposed by the Issuer, the Guarantor, PT or the Trustee;

(d)                                 to authorise anyone to concur in and do anything necessary to carry out and give effect to an Extraordinary Resolution;

(e)                                  to give any authority, direction or sanction required to be given by Extraordinary Resolution;

(f)                                   to appoint any persons (whether Bondholders or not) as a committee or committees to represent the Bondholders’ interests and to confer on them any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

(g)                                  to approve a proposed new Trustee and to remove a Trustee;

(h)                                 to approve the substitution of any entity for the Issuer (or any previous substitute) as principal debtor or the substitution of any entity for the Guarantor (or any previous substitute) as guarantor under this Trust Deed; and

(i)                                     to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds, provided that the special quorum provisions in paragraph 19 shall apply to any Extraordinary Resolution (a special quorum resolution) for the purpose of subparagraph (b) or (h) above or for the purpose of making a modification to this Trust Deed or the Bonds which would have the effect of:

(i)                                     modifying the maturity of the Bonds or the dates on which interest is payable in respect of the Bonds; or

(ii)                                  reducing or cancelling the principal amount of, or interest payable on the Bonds or to reduce the amount payable on redemption of the Bonds; or

(iii)                               changing the currency of payment of the Bonds; or

(iv)                              modifying or cancelling the Exchange Rights (including increasing the Exchange Price other than in accordance with the Conditions); or

(v)                                 modifying the provisions in this Schedule concerning the quorum required at a meeting or the majority required to pass an Extraordinary Resolution; or

(vi)                              modifying or agreeing to the modification of provisions of the Warrants corresponding to (i) to (v); or

(vii)                           amending this proviso.

Convening a meeting

3.                                      The Issuer, the Guarantor, PT or the Trustee may at any time convene a meeting. If it receives a written request by Bondholders holding at least 10% in principal amount of the Bonds for the time being outstanding, the Issuer shall convene a meeting. Every meeting shall be held at a time and place approved by the Trustee.

4.                                      At least 21 days’ notice (exclusive of the day on which the notice is given and of the day of the meeting) shall be given to the Bondholders. A copy of the notice shall be given by the party convening the meeting to the other parties. The notice shall specify the day, time and place of meeting and the nature of the resolutions to be proposed and shall include a statement to the effect that the holders of Bonds may appoint proxies by executing and delivering a form of proxy in English to the specified office of an Agent not later than 24 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution in English of their Directors or other governing body and by delivering an executed copy of such resolution to the Principal Paying Agent not later than 24 hours before the time fixed for the meeting.

Chairman

5.                                      The chairman of a meeting shall be such person as the Trustee may nominate in writing, but if no such nomination is made or if the person nominated is not present within 15 minutes after the time fixed for the meeting the Bondholders or agents present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman.

6.                                      The chairman may, but need not, be a Bondholder or agent. The chairman of an adjourned meeting need not be the same person as the chairman of the original meeting.

Attendance

7.                                      The following may attend and speak at a meeting:

(a)                                 Bondholders and agents;

(b)                                 the chairman;

(c)                                  the Issuer, the Guarantor, PT and the Trustee (through their respective representatives) and their respective financial and legal advisers.

No one else may attend or speak except accountholders.

Quorum and Adjournment

8.                                      No business (except choosing a chairman) shall be transacted at a meeting unless a quorum is present at the commencement of business. If a quorum is not present within 15 minutes from the time initially fixed for the meeting, it shall, if convened on the requisition of Bondholders or if the Issuer and the Trustee agree, be dissolved. In any other case it shall be adjourned until such date, not less than 13 nor more than 42 days later, and time and place as the chairman may decide. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

9.                                      One or more Bondholders or agents present in person and representing the following proportions of the principal amount of the Bonds outstanding shall be a quorum:

(a)                                 in the cases marked “No minimum proportion” in the table below, whatever the proportion of the Bonds which they represent;

(b)                                 in any other case, only if they represent the proportion of the Bonds shown by the table below.

Column 1	Column 2	Column 3

Purpose of meeting	Any meeting except one referred to in column 3	Meeting previously adjourned through want of a quorum

	Required proportion	Required proportion

To pass a special quorum resolution	Three-quarters	One-half

To pass any other Extraordinary Resolution	A clear majority	No minimum proportion

Any other purpose	10%	No minimum proportion

10.                               The chairman may with the consent of (and shall if directed by) a meeting adjourn the meeting from time to time and from place to place. Only business which could have been transacted at the original meeting may be transacted at a meeting adjourned in accordance with this paragraph or paragraph 8.

11.                               At least ten days’ notice of a meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and that notice shall state the quorum required at the adjourned meeting. No notice need, however, otherwise be given of an adjourned meeting.

Voting

12.                               Each question submitted to a meeting shall be decided by a show of hands unless a poll is (before, or on the declaration of the result of, the show of hands) demanded by the chairman, the Issuer, the Trustee or one or more persons representing 2% of the principal amount of the Bonds outstanding.

13.                               Unless a poll is demanded a declaration by the chairman that a resolution has or has not been passed shall be conclusive evidence of the fact without proof of the number or proportion of the votes cast in favour of or against it.

14.                               If a poll is demanded, it shall be taken in such manner and (subject as provided below) either at once or after such adjournment as the chairman directs. The result of the poll shall be deemed to be the resolution of the meeting at which it was demanded as at the date it was taken. A demand for a poll shall not prevent the meeting continuing for the transaction of business other than the question on which it has been demanded.

15.                               A poll demanded on the election of a chairman or on a question of adjournment shall be taken at once.

16.                               On a show of hands every person who is present in person and who produces a Bond of which he is the registered holder or is a proxy or representative has one vote. On a poll every such person has one vote for each €10,000 principal amount of Bonds so produced or represented by the voting certificate so produced or for which he is a proxy or representative. Without prejudice to the obligations of proxies, a person entitled to more than one vote need not use them all or cast them all in the same way.

17.                               In case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to any other votes which he may have.

Written Resolution

18.                               A resolution in writing signed by or on behalf of the holders of all of the Bonds for the time being outstanding shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Bondholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Bondholders.

Effect and Publication of an Extraordinary Resolution

19.                               An Extraordinary Resolution shall be binding on all the Bondholders, whether or not present at the meeting, and each of them shall be bound to give effect to it accordingly. The passing of such a resolution shall be conclusive evidence that the circumstances justify its being passed. The Issuer shall give notice of the passing of an Extraordinary Resolution to Bondholders within 14 days but failure to do so shall not invalidate the resolution.

Minutes

20.                               Minutes shall be made of all resolutions and proceedings at every meeting and, if purporting to be signed by the chairman of that meeting or of the next succeeding meeting, shall be conclusive evidence of the matters in them. Until the contrary is proved every meeting for which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

Trustee’s Power to Prescribe Regulations

21.                               Subject to all other provisions in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings and attendance and voting at them as it in its sole discretion determines including (without limitation) such requirements as the Trustee thinks reasonable to satisfy itself that the persons who purport to make any requisition in accordance with this Trust Deed are entitled to do so and as to the form of voting certificates or block voting instructions so as to satisfy itself that persons who purport to attend or vote at a meeting are entitled to do so.

SCHEDULE 2

FORMS OF DIRECTORS’ CERTIFICATE

[Form of Directors’ Certificate to be inserted]